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                                                                       EXHIBIT 9








                                                                  April 28, 1997


The Travelers Life and Annuity Company
The Travelers Fund BD II for Variable Annuities
One Tower Square
Hartford, Connecticut  06183


Gentlemen:

        With reference to the Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 filed by The Travelers Life and Annuity Company and The Travelers Fund BD II for Variable Annuities with the Securities and Exchange Commission covering Flexible Premium Variable Annuity Contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

        1. The Travelers Life and Annuity Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue variable annuity contracts by the Insurance Commissioner of the State of Connecticut.

        2. The Travelers Fund BD II for Variable Annuities is a duly authorized and validly existing separate account established pursuant to Section 38a-433 of the Connecticut General Statutes.

        3. The variable annuity contracts covered by the above Registration Statement, and all Post-Effective Amendments related thereto, have been approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of The Travelers Life and Annuity Company and of The Travelers Fund BD II for Variable Annuities.

        4. Assets of The Travelers Fund BD II for Variable Annuities are not chargeable with liabilities arising out of any other business The Travelers Life and Annuity Company may conduct.

        I hereby consent to the filing of this opinion as an exhibit to the above-referenced Post-Effective Amendment and to the reference to this opinion under the caption "Legal Proceedings and Opinion" in the Prospectus constituting a part of such Post-Effective Amendment.

                                               Very truly yours,




                                               Katherine M. Sullivan
                                               General Counsel
                                               The Travelers Insurance Company